Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2014 Equity Incentive Plan of Vivint Solar, Inc. of our report dated March 16, 2017, with respect to the consolidated financial statements of Vivint Solar, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
March 17, 2017